Exhibit 24

CONFIRMING STATEMENT

This Statement confirms that the undersigned has authorized and designated J. Chris Verenes and/or Beverly Nettles to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the United States Securities & Exchange Commission or the Federal Deposit Insurance Corporation as a result of the undersigned's ownership of or transactions in securities of Security Federal Corporation ("Security Federal") or of any successor issuer to Security Federal. The authority of J. Chris Verenes and/or Beverly Nettles under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 or 5 with regard to the undersigned's ownership of or transactions in securities of Security Federal, unless earlier revoked in writing. The undersigned acknowledges that J. Chris Verenes and Beverly Nettles are not assuming, nor is Security Federal assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

/s/Jessica T. Cummins	1/7/15
Signature	Date

Jessica Cummins
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